Exhibit 10.21

PerkinElmer, Inc.
Restricted Stock Unit Agreement under 2009 Incentive Plan
This AGREEMENT made as of the _____________ day of (month), 20XX, (the “Grant Date”) between PerkinElmer, Inc., a Massachusetts corporation (the “Company”), and _____________ (the “Participant”).
For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Grant of Units.
(a)    Grant. The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2009 Incentive Plan (the “Plan”), _________ restricted stock units of the Company (the “Units”). Each Unit represents the right to receive such number of shares of common stock, $1.00 par value per share, of the Company (“Common Stock”) as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the Units are referred to in this Agreement as “Shares”. Participant agrees that the Units shall be subject to vesting as set forth in Section 2 of this Agreement.
(b)    Forfeiture. If the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, before the Units vest in full, all the Units that are unvested as of the time of such employment termination shall be immediately forfeited to the Company.
2.Vesting. The Units will vest as provided in (a) through (c) below:
(a)    Provided that the Participant remains continuously employed by the Company through such date, [X%] of the Units will vest on [INSERT VESTING DATE(S)], with the number of Shares of Common Stock (if any) issuable to the Participant with respect to such Units to be determined at the time and in accordance with the performance metrics set forth in Exhibit A;
(b)    100% of the Units will vest upon the death or permanent disability of the Participant on or before the date the Participant would have become vested in the Units pursuant to paragraph (a) above. The Participant shall be deemed to be permanently disabled if he has been unable to perform his duties for the Company for a six consecutive month period and if he is entitled to long-term disability benefits under the Company’s long term disability plan, as determined by the long term disability carrier;
(c)    100% of any remaining unvested Units will vest upon the occurrence of a Change in Control on or before the date the Participant would have become vested in the Units pursuant to paragraph (a) above. For purposes of this Agreement, a “Change in Control” means an event or occurrence set forth in one or more of paragraphs (i) to (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but that is specifically exempted under another such subsection):
(i)    The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), none of the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall constitute a Change in Control: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion, or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by the Company, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of paragraph (ii) of this Section 2(c);
(ii)    Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who is a member of the Board on the date of the execution of this Agreement, or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;
(iii)    The consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals or entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the surviving, resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or indirectly through one or more other entities) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company. Absent a determination otherwise by the Committee, the Participant must be employed through the vesting date to be entitled to vest in the Units.

3.Payment.
(a)As soon as administratively practicable following the vesting date of the Units pursuant to Section 2(a) above, but in no event later than the March 15th immediately following the date on which the Units vest, the Company shall distribute to the Participant (or to the Participant’s estate in the event of death) the Shares of Common Stock (if any) deliverable with respect to such Units as set determined at the time and in accordance with the performance metrics set forth in Exhibit A that vested on such vesting date, subject to reduction pursuant to Section 3(c).
(b)As soon as administratively practicable following the vesting date(s) of the Units pursuant to Section 2(b) or 2(c) above, but in no event later than the 15th day of the third month of the year following the calendar year in which the Units vest, the Company shall distribute to the Participant (or to the Participant’s estate in the event of death) one Share of Common Stock in settlement of each Unit granted in Section 1(a) above (such that the total number of Shares distributed shall equal the total number of Units granted), subject to reduction pursuant to Section 3(c).
(c)On each date on which Units vest hereunder, the Participant will satisfy the tax withholding obligation due on each date on which Units vest hereunder through the retention by the Company of Shares subject to Units scheduled to vest on such date. Accordingly, the Participant hereby instructs the Company to take whatever action is necessary or advisable such that, with no further action by the Participant, on date on which Units vest hereunder, the Company deducts from the Shares of Common Stock that would otherwise be distributed to the participant pursuant to Section 3(a) or (b) with respect to such vesting of Units a number of Shares with a value equal to the Company’s minimum statutory withholding obligations, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that result from the vesting of Units on such date hereunder, with the value of one Share for such purpose being equal to the closing price of the Company’s common stock on the trading day preceding the vesting date.
(d)As of the date hereof, the Participant is not aware of any material nonpublic information about the Company or its common stock. The Participant has entered into the commitments described in Section 3(c) in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934. It is the intention of the Participant that Section 3(c) comply with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, and Section 3(c) shall be interpreted to comply with the requirements of such rule.
(e)The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any Unit (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may be issued.
4.Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Units except by the will or the laws of descent and distribution, and no amounts deferred under this Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.
5.Dividend and Other Shareholder Rights. Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect to the Shares issuable pursuant to the Units granted hereunder until the Shares have been delivered to the Participant.
6.Provisions of the Plan This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
7.Adjustments for Stock Splits, Stock Dividends, Etc.
(a)    If from time to time during the term of this Agreement, there is any stock split-up, reverse stock split, stock dividend, stock distribution, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization event or other reclassification of the Common Stock of the Company, or any distribution to holders of Common Stock other than a normal cash dividend, then a Unit shall become the right to receive, subject to the vesting and payment provisions described herein, any and all such new, substituted or additional securities or cash as if the Unit represented a share of Common Stock.
(b)    If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, other than one that constitutes a Change in Control for the purposes of

Section 2 of this Agreement, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor and a Unit shall become the right to receive, subject to the vesting and payment provisions described herein, any and all such new, substituted or additional securities or cash as if the Unit represented a share of Common Stock.
8.Withholding Taxes; No Section 83(b) Election.
(a)    The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to the vesting of the Shares.
(b)    The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award.
9.Miscellaneous.
(a)    No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Units pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder) and satisfying the other terms and conditions set forth in Section 2. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
(b)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)    Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(d)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors, and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(e)    Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United

States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).
(f)    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(g)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.
(h)    Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
(i)    Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.
(j)    Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read and understands this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.
(k)    Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
PERKINELMER, INC.
By: ___________________________
Name:
Title:

PARTICIPANT

_____________________________

EXHIBIT A
[Performance metric definition to be inserted]